EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
Set forth below are the names of subsidiaries, divisions and related organizations of ITT Corporation, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Admiral Corporation	Florida
AIMCO Industries, Inc.	New York
Bolton Insurance Co.	New York
Carbon Fuel Co.	West Virginia
Carbon Industries, Inc.	West Virginia
Computer & Equipment Leasing Corporation	Wisconsin
Corprop A&F, Inc.	Delaware
Goulds Pumps (IPG), Inc.	Delaware	Goulds Pumps
Goulds Pumps (NY), Inc.	New York	Goulds Pumps
Goulds Pumps (PA), Inc.	Delaware	Goulds Pumps
Goulds Pumps Administration, Inc.	New York
Goulds Pumps, Incorporated	Delaware	Goulds Pumps
Goulds QSF LLC	Delaware
GP Holding Company, Inc.	Delaware	Goulds Pumps
Great American Gumball Corporation	California
Industries QSF LLC	Delaware
International Motion Control Inc.	Delaware
International Standard Electric Corporation	Delaware
International Telephone & Telegraph Corp.	Delaware
ITT Aerospace Controls LLC (fka New ITT Aerospace Controls LLC)	Delaware
ITT Automotive Enterprises, Inc.	Delaware
ITT Bornemann USA, Inc. (fka Bornemann Pumps Inc.)	Rhode Island
ITT Cannon LLC	Delaware	Cannon
ITT Cannon Mexico, Inc.	Delaware	Cannon
ITT Community Development Corporation	Delaware
ITT C'treat LLC	Delaware	C'Treat Offshore
ITT Delaware Investments LLC	Delaware
ITT Engineered Valves, LLC	Delaware
ITT Enidine Inc.	Delaware	Enidine
ITT Financial Division of ITT Corporation	Indiana
ITT Fluid Technology Corporation	Delaware
ITT Fluid Technology International, Inc.	Delaware	Goulds Pumps
ITT Higbie Manufacturing Co.	Delaware
ITT Industries Asset Management LLC	Delaware
ITT Industries Friction Inc.	Delaware
ITT Industries Holdings, Inc.	Delaware
ITT Industries Luxembourg S.a.r.l. (US BRANCH)	New York
ITT International Holdings, Inc.	Delaware
ITT Manufacturing Enterprises LLC	Delaware

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT Motion Technologies America, LLC (fka ITT Koni America LLC)	Delaware	Koni
ITT Remediation Management, Inc.	Delaware
ITT Resource Development LLC	Delaware
ITT Thompson Industries, Inc.	Delaware
ITT Thompson International Sales Corporation	Delaware
ITT Torque Systems, Inc. (fka Cleaveland Motion Controls, Inc.)	Ohio
ITT Veam LLC	Delaware
ITT Water & Wastewater U.S.A., Inc.	Delaware
ITT Water Technology (TX) LLC	Delaware
Jarret, Inc.	Pennsylvania
Kentucky Carbon Corp.	West Virginia
Koni Friction Division of ITT Motion Technologies America, LLC	Delaware
Koni NA Division of Koni NA LLC	Delaware
Koni NA LLC	Delaware	Koni
Leland Properties, Inc.	Delaware
Paul N. Howard Co.	North Carolina
PCU, Inc.	Florida
Premium Seat Actuation LLC	Delaware
Pure Flo LLC	Delaware
RIO Bayamon Corporation	Delaware
Rochester Form Machine, Inc.	New York
Rule Industries LLC	Massachusetts
Sterling Stainless Tube Corporation	Colorado
TDS Corporate Services LLC	Delaware
Standard Electric	Algeria
Bombas Bornemann S.R.L.	Argentina
Bombas Goulds Argentina S.A.	Argentina	Goulds Pumps
Corporacion Financiera Stnd. Elec.	Argentina
ITT Australia Holdings Pty Ltd	Australia
ITT Blakers PTY Ltd (fka Paley Pty Ltd.)	Australia	Blakers
ITT Blakers Unit Trust	Australia	Blakers
ITT Cannon GmbH (BELGIUM BRANCH)	Belgium
Brasil LTDA	Brazil
ITT Bombas Goulds do Brasil Ltda.	Brazil	Goulds Pumps
ITT Industries Fluid Handling do Brazil Ltda.	Brazil
1026128 Alberta Ltd	Canada	Precision Pumps
1448170 Ontario Limited	Canada
Bornemann Inc.	Canada
Goulds Pumps Canada, Inc.	Canada	Goulds Pumps
ITT Fluid Technology S.A.	Chile	Goulds Pumps
Bornemann Pumps & Systems Co. Ltd	China
ITT (China) Investment Co. Ltd.	China
ITT (China) Investment Co. Ltd. (SHANGHAI BRANCH)	China
ITT (Shanghai) Fluid Technology Co., Ltd.	China
ITT Cannon (Hong Kong) LTD	China	Cannon

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT Cannon Electronics (Shenzhen) Co. Ltd	China	Cannon
ITT High Precision Manufactured Products (Wuxi) Co., Ltd.	China
Shanghai Goulds Pumps Co. Ltd.	China
ITT Goulds Pumps Columbia S.A.S.	Colombia	Goulds Pumps
ITT Holdings Czech Republic s.r.o.	Czech Republic
ITT Cannon GmbH (DENMARK BRANCH)	Denmark
ITT Egypt LLC	Egypt
ITT Industries France S.A.S.	France
Koni France SARL	France	Koni
Bornemann Exzenterschneckenpumpen GmbH	Germany
DITTHA GmbH	Germany
ITT Bornemann GmbH	Germany	Bornemann
ITT Cannon GmbH	Germany	Cannon
ITT Control Technologies EMEA GmbH (fka BE-Controls GmbH)	Germany	Cannon
ITT Germany Holdings GmbH	Germany
ITT Industries Management GmbH	Germany
ITT Motion Technologie GmbH (fka ITT Industries Vermogensvewaltungs GmbH)	Germany
Goulds Pumps, Inc. (GREECE BRANCH)	Greece
ITT Corporation India PVT. Ltd.	India
PT ITT Fluid Technology Indonesia	Indonesia
ITT Iran S.K.	Iran
ITT Technical Services S.K.	Iran
ITT Cannon Veam Italia s.r.l.	Italy	Cannon
ITT Italia s.r.l.	Italy
ITT Italy Holdings Srl	Italy
Enidine Kabashiki Gaisha	Japan	Enidine
Goulds Pumps, Inc. (JAPAN BRANCH)	Japan
ITT Cannon, Ltd.	Japan
Goulds Pumps Co. Ltd.	Korea, Republic of	Goulds Pumps
ITT Cannon Korea Ltd.	Korea, Republic of	Cannon
Bolton International RE S.C.A.	Luxembourg
Bolton International S.C.A.	Luxembourg
ITT Industries Global S.a.r.l.	Luxembourg
ITT Industries Luxembourg S.a r.l.	Luxembourg
ITT International Luxembourg S.a r.l.	Luxembourg
ITT Investments Luxembourg S.a.r.l.	Luxembourg
Bombas Goulds de Mexico	Mexico	Goulds Pumps
Bornemann S.A. DE C.V.	Mexico
Industrias Thompson de Mexico S.A. de C.V. (MEXICO)	Mexico
ITT Cannon de Mexico, S.A. de C.V.	Mexico	Cannon
European Pump Services B.V.	Netherlands
ITT Japan B.V.	Netherlands
ITT Korea Holding B.V.	Netherlands
ITT Netherlands B.V.	Netherlands

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Koni BV	Netherlands	Koni
ITT New Zealand Ltd.	New Zealand
Goulds Pumps (NY), Inc. (PERU BRANCH)	Peru
Industrias de Telecommunicaciones Del Peru	Peru
ITT Fluid Technology International, Inc. (RUSSIAN BRANCH)	Russia
ITT Industries Rus LLC	Russia
ITT Saudi Company	Saudi Arabia
Bornemann Pumps Asia Pte. Ltd.	Singapore
ITT Fluid Technology Asia Pte Ltd.	Singapore
ITT Fluid Technology International, Inc. (SOUTH AFRICA BRANCH)	South Africa
ITT Industries Spain SL	Spain
Goulds Pumps (NY), Inc., (TAIWAN BRANCH)	Taiwan
ITT Cannon (Hong Kong) LTD (TAIWAN BRANCH)	Taiwan
ITT Fluid Technology International (Thailand) LTD.	Thailand	Goulds Pumps
Standard Tecknik Services	Turkey
Bornemann Middle East FZE	United Arab Emirates
ITT Cannon LLC (DUBAI BRANCH)	United Arab Emirates
ITT Fluid Technology International, Inc. (DUBAI BRANCH)	United Arab Emirates
Cleveland Motion Controls Ltd.	United Kingdom
ITT Corporation Ltd. (UK)	United Kingdom
ITT Industries Holdings Limited	United Kingdom
ITT Industries Limited	United Kingdom
ITT Pure-Flo (UK) Ltd.	United Kingdom
Bombas Goulds de Venezuela C.A.	Venezuela	Goulds Pumps
Distribuidora Arbos, C.A.	Venezuela	Goulds Pumps